SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - November 23, 2015
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2015, the Board of Directors (“Board”) of AK Steel Holding Corporation (the “Company”) approved, upon the recommendation of the Management Development and Compensation Committee (the “Committee”), several matters resulting from the ongoing review and implementation of the Company’s management development and succession planning program. These matters included the promotion of three new executive officers, as well as compensation determinations with respect to previously-announced changes to the executive management of the Company and the Non-Executive Chairman of the Board.

The three promotions are as follows:

Jaime Vasquez - Vice President, Finance and Chief Financial Officer

Mr. Vasquez, age 53, was named Vice President, Finance and Chief Financial Officer of the Company, effective January 1, 2016. Mr. Vasquez joined the Company in September 2014 as Director, Finance. Before joining the Company, Mr. Vasquez was Chief Financial Officer for the Performance Engineered Products Group of Carpenter Technology Corporation, and prior to that held various finance, management and investor relations positions with Carpenter Technology from 2001 to 2014. Mr. Vasquez also previously served as Vice President, Treasurer and Investor Relations at Pillowtex Corporation from 1999 to 2001. From 1994 to 1999, Mr. Vasquez held increasingly responsible positions in finance and treasury at Guilford Mills, Inc. Mr. Vasquez began his career in 1984 as a Credit Analyst in Corporate Banking for Credit Suisse and later a Research Analyst for GZ-Vienna bank.

Gregory A. Hoffbauer - Vice President, Controller and Chief Accounting Officer

Mr. Hoffbauer, age 49, was named Vice President, Controller and Chief Accounting Officer, effective January 1, 2016. He was elected Controller and Chief Accounting Officer in February 2013. Mr. Hoffbauer joined the Company in January 2011 as Assistant Controller. Prior to joining the Company, Mr. Hoffbauer was Director of Accounting at NewPage Corporation from September 2010 to January 2011 and Assistant Controller from April 2005 to September 2010. Prior to that, Mr. Hoffbauer was Controller at Day International, Inc. from April 2000 to April 2005. From September 1988 to March 2000, Mr. Hoffbauer held increasingly responsible positions in the audit and assurance practice at Deloitte & Touche LLP.

David E. Westcott - Vice President and Treasurer

Mr. Westcott, age 59, was named Vice President and Treasurer, effective January 1, 2016. He was elected Treasurer in 2005 and Assistant Treasurer in 2004. He previously was appointed Manager, Treasury Operations in 2001. Prior to that, Mr. Westcott served in a variety of positions of increasing responsibility with the Company since joining it in 1980, including Senior Administrator - Financial Planning, and Systems Manager and Supervisor - Accounts Payable.

As a result of his promotion and to reflect the increased level of responsibility and leadership in the Company, Mr. Vasquez’s base salary will be increased to $375,000. In addition, he will become a participant in the AK Steel Executive Retirement Income Plan and the AK Steel Supplemental Thrift Plan. Mr. Vasquez will continue as a participant in the Company’s Long-Term Performance Plan (“LTPP”) and Annual Management Incentive Plan (“MIP”). With respect to performance incentive percentages under the LTPP and MIP, under each plan Mr. Vasquez will be paid 75% of his base salary upon the Company’s achievement of performance goals at the target level.

Mr. Vasquez will also enter into a Severance Agreement, Change-of-Control Agreement and Indemnification Agreement with the Company. The terms of each of these agreements are described in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 14, 2015 (the “2015 Proxy Statement”). In addition, the Company has filed forms of the Severance Agreement, Change-of-Control Agreement and Indemnification Agreement as exhibits 10.8, 10.9 and 10.21, respectively, to its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 20, 2015.

In addition, in connection with the previously-disclosed appointments of Roger K. Newport as Chief Executive Officer and Kirk W. Reich as President and Chief Operating Officer, the Board approved adjustments to their respective total compensation packages, effective January 1, 2016, to reflect their increased levels of responsibility and leadership in the Company.  Mr. Newport’s base salary was increased to $850,000 and the percentage of his base salary that will be paid upon achievement by the Company of performance goals at the target level under the MIP and LTPP was increased to 120%. Mr. Reich’s base salary was increased to $700,000 and the percentage of his base salary that will be paid upon achievement by the Company of performance goals at the target level under the MIP and LTPP was increased to 100%.

With respect to Mr. Hoffbauer, in connection with his promotion and increased level of responsibility, the Board increased the percentage of his base salary that will be paid upon achievement by the Company of performance goals at the target level under the MIP and LTPP to 65%, effective as of January 1, 2016.

The Board also made a determination as to the compensation for James L. Wainscott in his role as Non-Executive Chairman of the Board, which he will assume on January 1, 2016. In light of Mr. Wainscott’s scope of responsibility as Non-Executive Chairman of the Board, he will be provided with an additional annual retainer of $135,000. Mr. Wainscott will otherwise be compensated as Non-Executive Chairman under the Company’s standard compensation policies and practices for members of the Board, the components of which were disclosed in the Company’s 2015 Proxy Statement.

With respect to the disclosure required pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended, the section of the Company’s 2015 Proxy Statement entitled, “Related Person Transactions,” is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On November 24, 2015, in connection with the aforementioned promotions among the Company’s senior management discussed under Item 5.02, the Company issued a press release, a copy of which is attached hereto and furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibit:

99.1     Press Release issued on November 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: November 25, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on November 24, 2015